EXHIBIT 10.11

MASTER PURCHASE AND SALE AGREEMENT

This Master Purchase and Sale Agreement together with Annex A attached hereto (hereafter the "MPSA") dated January 29, 2007 by and between Bibby Financial Services (Southeast), Inc., a(n) FL corporation, (hereinafter referred to as "BFS") with its office located at 1901 S. Congress Avenue Suite #150, Boynton Beach, FL 33426 and Celsius, Inc., FEIN #01-0852382 (hereinafter referred to as "Seller") with its principal place of business at 140 NE 4th Ave. Suite C, Delray Beach, FL 33483.

1. SALE OF ACCOUNTS RECEIVABLE

1.1 BFS hereby has the option to purchase from and Seller hereby assigns and agrees to offer for sale and factoring to BFS, as Seller's sole and exclusive factor and as absolute owner, all of Seller's right, title and interest in and to all of Seller's (i) now existing and hereafter created Accounts (as hereinafter defined) created and owned by Seller together with all corresponding rights with respect thereto; (ii) the Goods and/or services sold giving rise to each such Account; (iii) all Goods returned by any customer in connection with the Accounts; (iv) all deposits or other security relating to the Accounts; and (v) all payments or other proceeds of the foregoing in any form.

1.2 Seller shall submit Seller's Accounts to BFS as set forth on a schedule of assignment (the "Assignment Schedule") that shall be in a form satisfactory to BFS and shall be delivered to BFS together with (i) all originals of each invoice for each Account on the Assignment Schedule evidencing the terms of each Account; (ii) originals of all shipping documents or delivery receipts, including, but not limited to, Bills of Lading for all merchandise sold, together with such other documents and proof of delivery of merchandise or rendition of services as BFS may require.

1.3 BFS shall at its sole discretion (i) notify each Account Debtor of the assignment of such Accounts to BFS from Seller and to make payments directly to BFS; and (ii) verify all Accounts directly with the respective Account Debtor.

1.4 All Accounts sold to and purchased by BFS are with recourse to Seller and at Seller's sole credit risk. Accordingly, BFS shall have the right to Chargeback any Advances on an Account at any time, either before or after maturity. In the event of Chargeback, Seller agrees to pay BFS the full amount thereof, and failing to do so, Seller shall be responsible for all damages, including all expenses incurred by BFS in attempting to collect or enforce payment of such Accounts. If Seller fails to pay for a Chargedback Account, in addition to BFS' right to receive its other fees set forth in the MPSA, BFS shall be entitled to assess a Chargeback Fee. All Accounts shall be Chargedback to Seller in the event such Account remains unpaid for ninety (90) days from the date of the invoice. Ech Account Purchased by BFS that remains outstanding longer than ninety (90) days shall be assessed an Over 90 Day Fee.

1.5 Seller shall not be required to offer for sale to BFS by submitting such Accounts on an Assignment Schedule those Accounts identified as Excluded Accounts as defined in Annex A (the "Excluded Accounts"). Such Excluded Accounts shall not receive notification of assignment by BFS and Seller shall be permitted to direct payment of such Excluded Accounts pursuant to Seller's instruction, *provided, however*, that BFS shall have the same rights in the Excluded Accounts as in the Accounts and all Excluded Accounts shall be subject to all terms and conditions set forth herein. In the event of a breach of the MPSA, the Excluded Accounts shall be designated as Accounts and shall be subject to all the terms and conditions set forth therein.

2. ADVANCES AND FEES

2.1 Upon BFS' purchase of the Accounts listed on an Assignment Schedule, BFS shall have the option to pay to Seller an Advance against the Purchase Price for all Eligible Accounts based on the Advance Rate for said Accounts or any portion thereof. Thereafter, as soon as Available Funds occurs with regard to Accounts Purchased, the Available Funds will be distributed to Seller upon request, subject to BFS' right to maintain a Reserve. Unless otherwise provided in writing and signed by BFS, the maximum total aggregate amount that BFS will Advance to Seller at any given time shall not exceed the Maximum Credit Facility, *provided, however*, that Seller shall not be excused from any obligation under the MPSA if BFS makes any Advance in excess of the Maximum Credit Facility.

2.2 As compensation for BFS' purchase of Accounts, Seller shall pay and BFS shall be entitled to receive the Purchase Fees. All Purchase Fees shall be due at the time of purchase of the Accounts. Seller has advised BFS that the Aggregate Net Face Value of Accounts Seller intends to offer BFS for sale each period shall not be less than the Minimum Monthly Sales and acknowledges that all fees payable under the MPSA have been calculated based upon such Minimum Monthly Sales. Any Minimum Monthly Sales Shortfall that BFS incurs due to Seller's failure to meet the Minimum Monthly Sales as well as any other fees, expenses or Obligation that Seller may come to owe BFS shall at all times either be chargeable to Seller's Available Funds, or at BFS' option, payable to BFS by Seller upon demand.

2.3 All Advances and distribution of Available Funds shall be subject to BFS' right to maintain a Reserve. BFS may, in its sole and exclusive discretion, increase or decrease such Reserve as BFS may deem necessary to protect BFS' interests. BFS may hold any payment instrument received until BFS can confirm the availability of good and clear funds for such payment instrument.

3. REPRESENTATIONS AND WARRANTIES. Seller, and those principals of Seller authorized by BFS to execute any Assignment Schedule, each make the following warranties, representations and covenants to BFS upon delivery of each Assignment Schedule:

3.1 Seller is either a corporation, limited liability company, limited partnership or other entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable;

3.2 Seller is the sole and absolute owner of each Account offered for sale, each Account offered for sale is sold free and clear of any liens, security interests or encumbrances, Seller has not and will not transfer, pledge or grant a security interest in Seller's Collateral other than to BFS. All supporting documentation, as described in section 1.2 above, for each Account has been duly issued prior to Seller's delivery of each Assignment Schedule;

3.3 Seller has the full legal right to sell, assign and transfer each Account and such sale, assignment and transfer; ;

3.4 Each Account is undisputed and represents a sum certain owed by an Account Debtor, which Account shall at no time at or after sale be subject to offset or counterclaim; and represents Seller's bona fide full and complete performance of service to the Account Debtor;

3.5 Seller is not and has at no time been affiliated with and does not, directly or indirectly, own, control, or exercise dominion, in any way whatsoever, over any Account Debtor; and Seller will not change or modify the terms of the Accounts without the written consent of BFS, which terms of Accounts shall at no time exceed 30 days;

3.6 Each financial record, statement, and all books and records or other documents Seller has shown to BFS, either before or after the execution of this MPSA, were true and accurate and no information has since come to Seller's attention to materially effect same; and Seller shall provide such financial records, statements, books and records and other financial documents to Seller upon request by BFS;

3.7 Seller is not Insolvent;

3.8 Unless authorized by BFS, in writing, no financing statement identifying Seller as Debtor, except one naming BFS as Purchaser and secured party, may or has at any time during the term of the MPSA been authorized or filed in any public office and Seller will not sell any Accounts except to BFS;

3.9 Seller has made when due and will continue make timely payments and/or deposits for any and all federal, state and/or local taxes; and in the event Seller subsequently permits or suffers any delinquent tax at any time during the Term of this MPSA, Seller will satisfy all such delinquent taxes within ten days after Seller receives notice or such additional time period as is acceptable to BFS;

3.10 Seller shall not under any circumstances or in any manner interfere with any of BFS' rights under this MPSA;

3.11 Seller has not received any notice of a Credit Issue or Dispute with respect to any Account Purchased;
3.12 Seller's principal place of business is accurately set forth in the preamble above, Seller shall maintain all of its books and records relating to its Accounts at such place and Seller has not changed its mailing address, principal place of business, or office in which Seller's records are kept without first giving BFS thirty (30) days written notice thereof;
3.13 Seller has no Parent, Affiliate or Subsidiary that is not disclosed in writing to BFS;
3.14 Seller has obtained and has in full force and effect liability and cargo insurance in an amount and under the terms acceptable to BFS, and such liability and cargo insurance shall be maintained in force during the Term of this MPSA;
3.15 Seller shall abide by and comply with all requirements set forth in Section 7 below;
3.16 Seller has no and shall not permit any delinquent obligations under any organized labor contracts; and
3.17 Seller has no and shall not permit any delinquent obligations under any pension obligations.

4. GRANT OF SECURITY INTEREST. Seller hereby grants to BFS, as security for all present and future Obligations owing to BFS, a continuing first priority and exclusive security interest in all of the Collateral. In the event Seller or any one or more of its principals, officers or directors during the term of this MPSA or while Seller remains liable to BFS for any Obligations form a new entity that does business similar to that of Seller, such entity shall be deemed to have expressly assumed the obligations due BFS by Seller under this MPSA and BFS shall be deemed to have been granted an irrevocable power of attorney to effectuate BFS' rights under this MPSA as shall be equally applicable to such new entity.

5. EVENTS OF DEFAULT.

5.1 An Event of Default shall be deemed to have occurred under this MPSA upon one or more of the following:
(a) Seller shall fail to pay when due any Obligation;
(b) There shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, any Assignment For The Benefit of Creditors or an appointment of a receiver or custodian over Seller or its assets occurs;
(c) Any lien, garnishment, attachment or the like shall be filed, occur, arise or attach to any portion of the Seller's assets or a judgment is entered against Seller in excess of $5,000 and the same is not satisfied within ten (10) days or a timely appeal is filed and a bond staying the effect of the judgment is posted;
(d) Seller shall fail to perform any material duty under this MPSA; or breaches any warranty, representation or covenant set forth herein, or any warranty, representation or covenant is or becomes inaccurate or incorrect;
(e) A material adverse change occurs in Seller's financial condition, management, ownership, business or operations without first obtaining BFS' written consent to continue Advances under this MPSA, or the death or disability of any principal or Guarantor;
(f) Seller shall fail to pay any federal or state tax or fail to timely file in tax form as or when due; or
(g) BFS deems itself insecure and has reasonable cause to believe that the prospect of Seller's performance under this MPSA appears jeopardized or if BFS deems itself insecure and has reasonable cause to believe that the prospect of any Guarantor's performance appears jeopardized regardless of Seller's performance.

5.2 Upon the occurrence of an Event of Default: i) all Obligations owed to BFS shall be immediately due and payable; ii) at the sole discretion of BFS, Seller shall be required to submit all Accounts to BTS; and iii) BFS shall have the right to terminate this MPSA and immediately and exercise any rights and remedies of a security party under the UCC or other applicable law or in equity. An Event of Default shall not suspend or abate any performance due BFS.

6. TERM AND TERMINATION. /s/ cl /s/ jn

6.1 The MPSA will remain in effect for the entire Term, ~~which Term will be automatically extended for successive periods of one (1) year unless Seller provides written notice of cancellation at least thirty (30) days prior to the expiration of the initial or any renewal Term.~~ Any notice of termination by Seller, however, and notwithstanding payment in full of all Obligations by Seller, is conditioned on Seller's delivery, to BFS, of a general release in a form reasonably satisfactory to BFS. Seller understands and agrees that this provision constitutes a waiver of its rights under § 9-513 of the UCC. BFS shall not be required to record, and Seller shall at no time have any authority or right to record, any termination statement terminating BFS' security interests unless and until Seller has executed and delivered to BFS said general release and Bibby supplies its express written consent.

6.2 Any request by Seller to give notice of early termination at any time prior to the end of the Term of the MPSA must be in writing. In the event that BFS agrees to grant such a request for early termination, Seller shall pay BFS the Termination Fee, in addition to any additional fees due to BFS as a result of such Termination.

6.3 Any termination of the MPSA shall not affect BFS' security interest and BFS' ownership of the Accounts Purchased, and the MPSA shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full. Notwithstanding anything to the contrary, and assuming no default by Seller in which event BFS may terminate without notice, BFS may terminate the MPSA at any time by giving not less than thirty (30) days notice.

7. OPERATIONS AND PROCEDURES

7.1 Seller irrevocably appoints BFS as its attorney and agent in fact with power to:
(a) file any Financing Statements, amendments or other filings;
(b) strike Seller's address from any correspondence to any Account Debtor and insert BFS' address;
(c) receive, open and discard all mail addressed to Seller via BFS' address;
(d) endorse the name or trade name of Seller on any check or other evidence of payment payable to Seller that may come into the possession of BFS;
(e) demand, sue for, compromise and/or collect any and all moneys due to Seller;
(f) compromise, prosecute or defend and action, claim or proceeding as to the Accounts;
(g) send notices, demand or requests to the Account Debtor in the name of Seller for any purpose whatsoever deemed necessary or desirable by BFS including, without limitation, notices regarding payment instructions or seeking estoppel information on the Accounts and such other matters integral to the relationship; and
(h) upon an Event of Default, be irrevocably authorized to redirect all of Seller's mail to BFS and after reviewing all mail in order to ascertain which portion is applicable to the Accounts Purchased or Collateral, make all other mail available for pick-up by Seller.

7.2 The Power of Attorney granted to BFS herein shall be deemed to be coupled with an interest and, therefore, irrevocable until all Accounts Purchased are paid in full and all Obligations to BFS are satisfied.

7.3 Should Seller receive payment of all or any portion of any Account Purchased, Seller shall immediately notify BFS of the receipt of the payment, hold said payment in trust for BFS separate and apart from Seller's own property and funds, and shall deliver said payment to BFS within two (2) business days in the identical form in which received.

7.4 All of BFS' electronically maintained data, all hard-copy print-outs of such data, including all of BFS' books and records and all other data in relation thereto between BFS and Seller shall be admissible in evidence without objection by Seller as prima facie evidence of the status

of the Accounts and Obligations due BFS. Each statement, report or accounting rendered or issued by BFS to Seller shall be deemed conclusively accurate and binding upon Seller unless Seller notifies BFS in writing within fifteen (15) days of any inaccuracies with specificity.

7.5 In the event of Chargeback, Seller agrees to immediately pay BFS the full amount thereof, and failing to do so, Seller shall be responsible for all damages, including all expenses incurred by BFS in attempting to collect or enforce payment of such Accounts.

7.6 BFS may, at its option, settle and/or compromise any Dispute without any liability to Seller so long as the compromise is done in good faith.

7.7 BFS shall have the right to set a funding limit on Advances for each Account Debtor (the "Funding Limit"), which Advances to shall not exceed the Funding Limit. Seller acknowledges that BFS is not a credit agency and that its credit decisions are based on information received from third-party sources.

8. GENERAL PROVISIONS.

8.1 This MPSA shall inure to the benefit of and is binding upon the parties, together with their executors, administrators, successors, and assigns, *provided, however,* that Seller shall not have the right to assign its right or delegate its duties under this MPSA.

8.2 This MPSA contains the entire understanding of the parties hereto and no amendment, modification or waiver, oral or otherwise, with respect to any provision will in any event be effective unless the same is in writing and signed by an officer of BFS, and no email correspondence shall be considered a writing for purposes of this Section.

8.3 No failure or delay on BFS' part in exercising any right, power or remedy granted to BFS hereunder will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein;

8.4 Seller's sole remedy for any breach alleged to have been committed by BFS of any obligation or duty owed under this MPSA, any other agreement between Seller and BFS or any duty or obligation arising out of or related to this MPSA shall be limited to the amount of Available Funds at the time of the purported breach, however, Seller must, as a condition to asserting such breach, give written notice to BFS within five (5) days of such breach.

8.5 Under no circumstances shall BFS be liable for any incidental, special or consequential damages, including, but not limited to, loss of goodwill, loss of profit, or any other losses associated therewith, whether BFS did or did not have any reason to know of a loss that may result from any general or particular requirement of Seller;

8.6 Seller acknowledges that the relationship under this MPSA is principally that of seller and purchaser and that there is not now, and Seller will at no time seek or attempt to establish, any fiduciary or confidential relationship between BFS and Seller.

8.7 Any notice or other communication by either party to the other in connection with an Event of Default, breach of this MPSA, termination of this MPSA or any written notice as provided for herein shall be in writing and shall be sent to the address set forth in the preamble Paragraph of this MPSA and shall given and shall be deemed to have been duly given, (i) three Business Days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery if delivered by hand to the party to be notified; (iii) the following day if sent by a nationally recognized overnight delivery service; or (iv) upon confirmation of a facsimile transmission.

8.8 This MPSA may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

8.9 In the event any one or more of the provisions contained in this MPSA shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this MPSA shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein;

8.10 In the event an ambiguity or question of intent or interpretation arises, this MPSA shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this MPSA;

8.11 This MPSA is made and entered into for the sole benefit of the parties hereto, their permitted successors and assigns, and no other person or persons shall have any right or action under this MPSA.

8.12 This MPSA shall be deemed executed in the Chosen Forum and in all respects shall be governed by and construed in accordance with the domestic laws of the Chosen Forum, without regard to any choice of law or conflict of law provisions or rules (whether of the Chosen Forum or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Chosen Forum.

8.13 Seller consents to the jurisdiction of any state or federal court sitting in the Chosen Forum in any action or proceeding the subject matter of which arises out of or relates, directly or indirectly, to this MPSA and each of Seller and BFS agree that all claims in respect to any action or proceeding shall be heard and determined in the Chosen Forum. Seller further agrees to waive any right it may have to seek a change of venue based on inconvenience of the Chosen Forum or otherwise.

8.14 BFS AND SELLER AND ANY OBLIGOR HEREUNDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, ARISING OUT OF OR RELATED HERETO WHETHER, UNDER OR IN CONNECTION WITH THIS MPSA OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, INCLUDING ANY COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

8.15 At no time shall BFS owe any duty or obligation to any Account Debtor in connection with services provided or Accounts.

8.16 Seller will indemnify and hold harmless BFS and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities.

I HAVE READ AND AGREED TO THE AFOREMENTIONED TERMS & CONDITIONS OF THE THREE PAGES AND ANNEX A OF THIS MPSA. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 7 day of Feb , 200 7 .

BIBBY FINANCIAL SERVICES (SOUTHEAST), INC.	CELSIUS, INC.
By /s/ C. Langton	By /s/ Jan Norelid
Title EVP	Title CFO
Print Name C Langton	Print Name Jan Norelid

STATE OF ______________________)
COUNTY OF ______________________)

I HEREBY CERTIFY that on this day personally appeared before me, officers duly authorized to administer oaths and take acknowledgments, ______________________, as Jan Allan Norelid of identification: Drivers License # or ( ) who is personally known to me, and who acknowledged before me that he executed the same for the purposes therein expressed, as the act and deed of said corporation.

WITNESS my hand and official seal in the County and State last aforesaid on this 7 day of ____________, 200__.

Notary Public, State of Florida
My Commission Expires Aug 3, 2010 Annette L. Betty

Notary Public

ANNEX A

All capitalized terms in this MPSA shall have the meanings ascribed to such term as it is defined or identified in this MPSA or in this Annex A as follows or, if not so defined or identified in this MPSA or Annex A, as such term is defined by the Uniform Commercial Code as adopted by the Chosen Forum (the "UCC"):

"Accounts Purchased" shall mean those Accounts for which BFS makes an Advance.

"Advance" shall mean the amount paid by BFS for Accounts Purchased upon Seller's offer for sale and delivery of such Accounts.

"Advance Rate" shall mean up to 80% of net eligible accounts receivables.

"Aggregate Net Face Value" shall mean the face amount of all Accounts identified on an Assignment Schedule less any allowances, discounts or deductions available to a customer or any other deduction that Seller may make available.

"Available Funds" shall mean the total of all Accounts Purchased that have been collected in good funds minus (i) the total of all Advances; (ii) the total of all Chargedback Accounts; (iii) any and all expenses arising in connection with this MPSA, including but not limited to (a) any and all search fees and filing fees that may be required by BFS in connection with its due diligence; (b) applications for credit insurance or due diligence that may be required to ascertain the creditworthiness of Seller or Sellers Account Debtors; (c) wire transfer fees or other financial institution fees; (d) any and all expenses in connection with field review or audit expenses; (v) all other costs or expenses incurred by BFS, including but not limited to, all costs and expenses relating to a notice of lien, audit, lien and title examinations, or expenses incurred in protecting and preserving accounts, and professional fees, including accountant and attorney's fees, related to the foregoing; and (vi) BFS' right to use such Available Funds to secure any Obligation. Collected funds shall be BTS' date of receipt of funds plus 3 additional collection days.

"Chargedback Account" shall mean an Account Purchased that must be repurchased by Seller, which shall be an Obligation.

"Chargeback Fee" shall mean an additional fee in the amount of two percent (2%) for each Account Purchased that Seller, after being requested to repurchase, fails to repurchase.

"Chosen Forum" shall mean City of Boynton Beach, County of Palm Beach, State of FL.

"Collateral" shall mean a continuing first priority and exclusive security interest in all of Seller's existing and later acquired Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Inventory, Investment Property, Instruments, Letter of Credit Rights and all Supporting Obligations including all of Seller's books and records evidencing and/or related to all Accounts, any Commercial Tort Claim that Seller may come to have and that is subsequently specifically referenced by written amendment, as well as all of Seller's software programs, stored data, aging schedules, customer lists, books, records, returned merchandise and all property of Seller at any time coming into BFS' possession; and all lien rights associated with the Accounts, whether arising by operation of law or pursuant to contract or agreement, including but not limited to mechanic's lien rights.

"Dispute" means any alleged defense, counterclaim, offset, dispute or other claim asserted by an Account Debtor regarding any Account Purchased which relates to the rendition of goods or services or any other transaction or occurrence, whether or not bona fide, which includes any kind of disagreement between Seller and an Account Debtor, valid or invalid, that may arise at any time and whether or not such claim, counterclaim or offset relates to a specific Purchased Account.

"Effective Date" shall mean the date Seller receives its first Advance under the MPSA.

"Eligible Accounts" shall mean all Accounts which conform to the representations, warranties and terms herein.

"Excluded Accounts" shall mean the following Account Debtors: **[NONE]**.

"Facility Fee" Seller hereby agrees to pay to BFS a Facility Fee of $0.00 upon the execution of this Agreement. Seller and BFS acknowledge and agree that the Facility Fee is intended as reasonable compensation to BFS for making this facility available under the terms of this Agreement and for no other purpose.

"Credit Issue" shall mean an Account Debtor's inability to pay its debts due to insolvency, the dissolution, termination of existence or business failure of the account debtor or the commencement of any bankruptcy proceeding or proceeding under bankruptcy or insolvency laws such that payment on the Account is or will be impaired.

"Guarantor" shall mean any person or entity guarantying the Obligation of Seller under this MPSA.

"Insolvent" shall mean Seller's debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due.

"Maximum Credit Facility" shall mean $500,000.

"Minimum Monthly Sales" shall mean that Seller must offer BFS for sale at least $200,000 per month in Purchased Accounts.

"Minimum Monthly Sales Shortfall" Minimum Monthly Sales Shortfall" shall mean Seller's failure in any given month to meet its Minimum Monthly Sales which event gives rise to an additional fee calculated as (Minimum Monthly Sales minus Actual Sales) x Discount Fee.

"Net Funds Employed" shall mean all Advances plus all Purchase Fees.

BFS Initials CL
Seller Initials JN

"**Obligation**" shall mean and includes all Advances, Purchase Fees, debts, liabilities and obligations due to any warranty, representation or covenant and duties of every kind and description that Seller owes to BFS under this MPSA or otherwise (whether or not evidenced by a writing and whether or not for the payment of money), direct or indirect, absolute or contingent including those that BFS reasonably anticipates are likely to occur or that may adversely effect BFS' ability to collect Accounts Purchased in the future.

"**Over 90 Day Fee**" shall mean a fee in the amount of one percent (1%) for each Account Purchased for which Seller has received an Advance, which Account represents an any invoice over ninety (90) days from date of invoice and which fee shall continue at a rate of one percent (1%) each 15 days or any portion thereof for as long as such Account Purchased remains over ninety (90) days old, which Over 90 Day Fee shall be an Obligation of Seller.

"**Parent, Affiliate or Subsidiary**" shall mean an organization for which the Seller, either directly or indirectly, through or with one or more entity owns at least ten (10%) percent of the outstanding ownership or membership interest of such organization, possesses voting power of the owners or members of the organization or otherwise, in fact, or otherwise manages or controls such organization.

"**Purchase Fees**" shall mean, collectively, the following fees:

(i) "Discount Fee" which shall mean for each Account submitted to BFS, a discount fee of 1.50% for 60 days, and an additional 0.50% from days 61 – 90. that such Account Purchased remains unpaid or increment thereof up to the date of collection of each such Account Purchased or the date such Account Purchased is Chargedback, which discount fee shall be based on the face value of each Account Purchased;

(ii) "Funding Fee" which shall mean a fee of «Number» percent 3.00% above the Prime Rate for each Account Purchased for which Seller has received an Advance, which Prime Rate shall be calculated on Net Funds Employed.

"**Reserve**" shall mean a ledger entry, not cash account, which shall serve as security in the event that BFS fails to receive full payment for each Account Purchased for any reason, including, but not limited to (i) customers' returns, allowances, deductions, Chargebacks or Disputes, including any charge back BFS anticipates might arise in the future; or (ii) Obligations due and owing (the "Reserve Account"). BFS may, in its sole and exclusive discretion, increase or decrease such Reserve Account as BFS may deem necessary to protect BFS' interests. Subject to the Reserve Account, on each Friday following the week in which all Accounts Purchased have been collected in good funds, BFS will pay to Seller the amount of the Available Funds.

"**Term**" shall mean the initial one-year anniversary from the Effective Date of the MPSA and any renewal hereunder.

"**Termination Fee**" shall mean the higher of (i) five percent (5%) of the Maximum Credit Facility or (ii) fifty percent (50%) of the average monthly Discount Fees for the three (3) month periods prior to the date of such termination multiplied by the remaining month periods in the Term or any portion thereof.